NEWS RELEASE

Teradata Reports 2016 Third Quarter Results

•	Earnings per share better than expected, on revenue within guidance range

ATLANTA, Georgia - October 27, 2016 -- Teradata Corp. (NYSE: TDC) reported revenue of $552 million for the quarter ended September 30, 2016, versus $606 million in the third quarter of 2015. Revenue in the third quarter of 2015 included $38 million of revenue from the Marketing Applications business that Teradata sold on July1, 2016. Excluding the Marketing Applications business, Teradata’s revenue decreased 3 percent from the prior year period. (1) There was no currency impact on the overall third quarter revenue comparison.(2)

Gross margin was 53.3 percent, as reported under U.S. Generally Accepted Accounting Principles (GAAP), versus 50.7 percent reported in the third quarter of 2015. On a non-GAAP basis, excluding stock-based compensation expense, special items and the Marketing Applications business as described in footnote #1, gross margin was 54.0 percent, versus 53.0 percent in the third quarter of 2015.(1) The increase in gross margin for the quarter resulted primarily from favorable product and deal mix.

Teradata reported GAAP net income of $49 million in the third quarter, or $0.37 per diluted share, which compared to $78 million, or $0.55 per share, in the third quarter of 2015. Stock-based compensation expense, special items and the Marketing Applications business reduced Teradata’s third quarter net income by $42 million, or $0.32 per diluted share. Excluding stock-based compensation expense, special items and the Marketing Applications business, non-GAAP net income in the third quarter of 2016 was $91 million, or $0.69 per diluted share. (1) Non-GAAP net income was $85 million or $0.60 per diluted share in the third quarter of 2015. (1)
“In the third quarter, the Teradata team delivered revenue in line with our guidance and better than expected earnings per share while reshaping our business to deliver greater value to our customers and shareholders,” said Victor Lund, president and CEO, Teradata Corporation. “We advanced our business analytic solutions, ecosystem architecture consulting and our hybrid cloud offerings with industry-first initiatives like Teradata Everywhere and Borderless Analytics, which exemplify the new Teradata.  We are accelerating execution of our strategy to better serve our customers and create new opportunities for our company.”

Segment Revenue Performance
(in millions)

	For the Three Months Ended September 30
Data and Analytics	2016	2015	% Change as Reported	% Change in Constant Currency (1)
Americas	$317	$347	(9)%	(8)%
International	235	221	6%	6%
Total Data and Analytics	$552	$568	(3)%	(3)%

Marketing Applications	—	38	(100)%	(100)%
Total Revenue	$552	$606	(9)%	(9)%

	For the Nine Months Ended September 30
Data and Analytics	2016	2015	% Change as Reported	% Change in Constant Currency(1)
Americas	$937	$1,031	(9)%	(8)%
International	690	666	4%	5%
Total Data and Analytics	$1,627	$1,697	(4)%	(3)%

Marketing Applications	69	114	(39)%	(38)%
Total Revenue	$1,696	$1,811	(6)%	(5)%

Operating Income
Operating income was $89 million in the third quarter of 2016 compared to $77 million operating income in the third quarter of 2015. On a non-GAAP basis, excluding stock-based compensation expense, special items and the Marketing Applications business, operating income was $122 million in the third quarter of 2016, versus $117 million in the third quarter of 2015.(1) The year-over-year increase in non-GAAP operating income was primarily due to the company’s cost management initiatives.

Cash Flow
During the third quarter 2016, Teradata generated $45 million of cash from operating activities, compared to $68 million in the prior year period. The decrease in cash generation was largely due to the unfavorable year-over-year change in working capital.

Teradata generated $12 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software) in the third quarter of 2016, compared to $33 million in the same period in 2015. (3)

Year-to-date Teradata generated $309 million of free cash flow in 2016, compared to $276 million in the same period in 2015. (3)

Balance Sheet

Teradata ended the third quarter 2016 with $988 million in cash, which was substantially all held outside the United States. During the quarter, the company used $18 million of domestic cash to repurchase shares.

As of September 30, 2016, Teradata had total debt of approximately $578 million, all of which was outstanding under a term loan. Teradata had no borrowings under its $400 million revolving credit facility as of September 30, 2016.

Fourth Quarter Outlook

Revenue for the fourth quarter of 2016 is expected to be in the range of $620 million to $640 million.

As part of Teradata’s business transformation, the company is now offering subscription pricing programs. As a result, some of Teradata’s largest customers have begun to shift to the new subscription pricing alternative which had an impact on reported revenue in the third quarter and is expected to impact reported revenue in a more meaningful way in the fourth quarter and going forward.

Teradata expects GAAP earnings per share in the fourth quarter in the range of $0.43 to $0.48. On a non-GAAP basis, which excludes stock-based compensation expense, and other special items, earnings per share is expected to be in the $0.57 to $0.62 range.(2)

Business Transformation Update

Teradata made a number of advancements in the execution of its business transformation plan in the third quarter. We introduced differentiated business solutions that empower companies to achieve high-impact business outcomes. Strengthening our consultative approach, we announced an agile methodology that fuses business knowledge, data science and technology in a proven process to provide clients insight into the potential business value of analytic solutions before an investment is made.  In addition, we extended our portfolio of hybrid cloud solutions, offering customers a choice and ensuring comparable Teradata database performance across public and private clouds, managed cloud, and on-premises. We are realigning our go-to-market approach to improve sales effectiveness designed to achieve better financial results. We will continue to invest and prioritize initiatives that strengthen our ability to be our customers’ trusted advisor for data and analytics.

The company will provide more information regarding its plans during its Analyst Day on November 17, 2016 at Teradata’s R&D facility located near San Diego, CA. More information regarding the Analyst Day is available on Teradata’s website at investor.teradata.com.

Earnings Conference Call
A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s third quarter 2016 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on the Investor Relations page of Teradata’s website.

1.
Teradata reports its results in accordance with GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items, discontinued businesses, as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding stock compensation expense, special items and transactions such as major divestitures, including the Marketing Applications business which was sold on July 1, 2016, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release.
(in millions, except per share data)

	For the Three Months			For the Nine Months
	Ended September 30			Ended September 30
Gross Margin:	2016	2015	%Chg as Rpt’d	2016	2015	%Chg As Rpt’d
GAAP Gross Margin	$294	$307	(4)%	$873	$911	(4)%
% of Revenue	53.3%	50.7%		51.5%	50.3%

Excluding:
Stock-based compensation expense	3	3		11	10
Amortization of acquisition-related intangible assets	—	4		2	15
Acquisition, integration and reorganization related costs	1	2		6	5
Marketing Applications gross margin *	—	(15)		(34)	(46)
Non-GAAP Gross Margin	$298	$301	(1)%	$858	$895	(4)%
% of Revenue	54.0%	53.0%		52.7%	52.7%

Operating Income/(Loss):
GAAP Operating Income/(Loss)	$89	$77		$134	$(155)
% of Revenue	16.1%	12.7%		7.9%	(8.6)%

Excluding:
Stock-based compensation expense	16	14		49	44
Amortization of acquisition-related intangible assets	1	9		8	31
Acquisition, integration and reorganization related costs	16	7		56	15
Impairment of goodwill and other assets	—	—		80	340
Marketing Applications operating loss *	—	10		18	34
Non-GAAP Operating Income	$122	$117	4%	$345	$309	12%
% of Revenue	22.1%	20.6%		21.2%	18.2%
Net Income/(Loss):
GAAP Net Income/(Loss)	$49	$78		$67	$(165)
% of Revenue	8.9%	12.9%		4.0%	(9.1)%

Excluding:
Stock-based compensation expense	12	10		34	31
Amortization of acquisition-related intangible assets	1	6		5	20
Acquisition, integration and reorganization related costs	7	5		33	10
Gain on equity investments	—	(21)		—	(30)
Impairment of goodwill and other assets	—	—		73	332
Marketing Applications net loss *	22	7		35	25
Non-GAAP Net Income	$91	$85	7%	$247	$223	11%
% of Revenue	16.5%	15.0%		15.2%	13.1%

	For the Three Months		For the Nine Months
	Ended September 30		Ended September 30		Q4	Full-Year
Earnings Per Share:	2016	2015	2016	2015	2016 Guidance	2016 Guidance

GAAP Earnings/(Loss) Per Share	$0.37	$0.55	$0.51	$(1.16)	$0.43 - $0.48	$0.94 - $0.99

Excluding:
Stock-based compensation expense	0.09	0.07	0.26	0.22	0.08	0.34
Amortization of acquisition-related intangible assets	0.01	0.04	0.04	0.14	0.01	0.05
Acquisition, integration and reorganization related costs	0.05	0.04	0.26	0.07	0.05	0.31
Net gain on equity investments	—	(0.15)	—	(0.21)	—	—
Impairment of goodwill and other assets	—	—	0.55	2.34	—	0.55
Marketing Applications loss per share*	0.17	.05	0.26	0.17	—	0.26
Impact of dilution**	—	—	—	(0.03)	—	—
Non-GAAP Diluted Earnings Per Share	$0.69	$0.60	$1.88	$1.54	$0.57 - $0.62	$2.45 - $2.50

*Represents the results of operations of Teradata’s Marketing Applications business, which is an adjustment to arrive at non-GAAP results due to sale of this business on July 1, 2016.

** Represents the impact to earnings per share as a result of moving from basic to diluted shares. See the Reconciliation of Results - GAAP to Non-GAAP for basic and diluted shares in the three and nine months ended September 30, 2016 and 2015 on the Investor Relations page of the company’s website at investor.teradata.com.

2.
The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s web site at investor.teradata.com, which is used to determine revenue on a constant currency (“CC”) basis.

3.
As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

	For the Three Months		For the Nine Months
	Ended September 30		Ended September 30
	(in millions)		(in millions)
	2016	2015	2016	2015

Cash provided by operating activities (GAAP)	$45	$68	$395	$370
Less capital expenditures for:
Expenditures for property and equipment	(15)	(14)	(32)	(43)
Additions to capitalized software	(18)	(21)	(54)	(51)
Total capital expenditures	(33)	(35)	(86)	(94)
Free Cash Flow (non-GAAP measure)(3)	$12	$33	$309	$276

Note to Investors
This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business, including the increased pressure on price/performance for data analytics solutions and changes in customer’s buying patterns; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; failure to realize the anticipated benefits of our business transformation program, divestitures, senior management changes, or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad (including Brexit); the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality, security and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class and secure internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Teradata
Teradata empowers companies to achieve high-impact business outcomes. Our focus on business solutions for analytics, coupled with our industry leading technology and architecture expertise, can unleash the potential of great companies. Visit teradata.com.

Get to know Teradata:
Teradata and the Teradata logo are trademarks or registered trademarks of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

INVESTOR CONTACT: Gregg Swearingen Teradata (937) 242-4600 gregg.swearingen@teradata.com	MEDIA CONTACT: Mike O’Sullivan Teradata (937) 242-4786 mike.osullivan@teradata.com
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					Schedule A
TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended September 30
	Three Months			Nine Months
	2016	2015	% Chg	2016	2015	% Chg
Revenue
Products	$208	$240	(13)%	$630	$737	(15)%
Services	344	366	(6)%	1,066	1,074	(1)%
Total revenue	552	606	(9)%	1,696	1,811	(6)%

Product gross margin	136	142		391	437
% of Revenue	65.4%	59.2%		62.1%	59.3%
Services gross margin	158	165		482	474
% of Revenue	45.9%	45.1%		45.2%	44.1%
Total gross margin	294	307		873	911
% of Revenue	53.3%	50.7%		51.5%	50.3%

Selling, general and administrative expenses	159	179		505	553
Research and development expenses	46	51		154	173
Impairment of goodwill and other assets	—	—		80	340
Income (loss) from operations	89	77		134	(155)
% of Revenue	16.1%	12.7%		7.9%	(8.6)%

Other income (expense), net	1	33		(4)	46
Income (loss) before income taxes	90	110		130	(109)
% of Revenue	16.3%	18.2%		7.7%	(6.0)%

Income tax expense	41	32		63	56
% Tax rate	45.6%	29.1%		48.5%	(51.4)%

Net income (loss)	$49	$78		$67	$(165)
% of Revenue	8.9%	12.9%		4.0%	(9.1)%

Net income (loss) per common share
Basic	$0.38	$0.56		$0.52	$(1.16)
Diluted	$0.37	$0.55		$0.51	$(1.16)

Weighted average common shares outstanding
Basic	129.7	139.2		129.6	142.1
Diluted	131.6	141.4		131.3	142.1

			Schedule B
TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)
	September 30,	June 30,	December 31,
	2016	2016	2015
Assets

Current assets
Cash and cash equivalents	$988	$909	$839
Accounts receivable, net	426	465	580
Inventories	44	37	49
Assets held for sale	—	130	214
Other current assets	59	54	52

Total current assets	1,517	1,595	1,734

Property and equipment, net	131	129	143
Capitalized software, net	193	192	190
Goodwill	396	384	380
Acquired intangible assets	13	15	22
Deferred income taxes	46	48	41
Other assets	18	19	17
Total assets	$2,314	$2,382	$2,527

Liabilities and stockholders' equity

Current liabilities
Current portion of long-term debt	$30	$30	$30
Short-term borrowings	—	—	180
Accounts payable	93	104	96
Payroll and benefits liabilities	125	125	120
Deferred revenue	361	430	367
Liabilities held for sale	—	43	58
Other current liabilities	79	87	102
Total current liabilities	688	819	953

Long-term debt	545	552	567
Pension and other postemployment plan liabilities	88	88	89
Long-term deferred revenue	14	16	15
Deferred tax liabilities	20	17	28
Other liabilities	27	26	26
Total liabilities	1,382	1,518	1,678

Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,203	1,178	1,128
Accumulated deficit	(206)	(246)	(204)
Accumulated other comprehensive loss	(66)	(69)	(76)
Total stockholders' equity	932	864	849

Total liabilities and stockholders' equity	$2,314	$2,382	$2,527

				Schedule C
TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended September 30
	Three Months		Nine Months
	2016	2015	2016	2015
Operating activities
Net income (loss)	$49	$78	$67	$(165)

Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	32	45	97	129
Stock-based compensation expense	16	13	49	43
Excess tax benefit from stock-based compensation	(1)	—	(3)	—
Deferred income taxes	6	8	(9)	(10)
Gain on investments	—	(35)	—	(50)
Impairment of goodwill and other assets	—	—	80	340
Changes in assets and liabilities:
Receivables	40	25	162	134
Inventories	(7)	(6)	4	(14)
Current payables and accrued expenses	(4)	3	(14)	(25)
Deferred revenue	(71)	(61)	(7)	13
Other assets and liabilities	(15)	(2)	(31)	(25)

Net cash provided by operating activities	45	68	395	370

Investing activities
Expenditures for property and equipment	(15)	(14)	(32)	(43)
Proceeds for sale of property and equipment	—	—	5	—
Additions to capitalized software	(18)	(21)	(54)	(51)
Proceeds from disposition of investments	—	55	—	69
Proceeds from sale of business	92	—	92	—
Business acquisitions and other investing activities	(12)	(9)	(16)	(9)

Net cash used in investing activities	47	11	(5)	(34)

Financing activities
Repurchases of common stock	(18)	(233)	(69)	(541)
Proceeds from long-term borrowings	—	—	—	600
Repayments of long-term borrowings	(7)	—	(22)	(247)
Proceeds from credit facility borrowings	—	110	—	110
Repayments of credit facility borrowings	—	—	(180)	(220)
Excess tax benefit from stock-based compensation	1	—	3	—
Other financing activities, net	8	4	24	18

Net cash used in financing activities	(16)	(119)	(244)	(280)

Effect of exchange rate changes on cash and cash equivalents	3	(7)	3	(16)

Increase (Decrease) in cash and cash equivalents	79	(47)	149	40
Cash and cash equivalents at beginning of period	909	921	839	834

Cash and cash equivalents at end of period	$988	$874	$988	$874

								Schedule D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended September 30				For the Nine Months Ended September 30
	2016	2015	% Change As Reported	% Change Constant Currency	2016	2015	% Change As Reported	% Change Constant Currency
Segment Revenue

Americas Data and Analytics	$317	$347	(9)%	(8)%	$937	$1,031	(9)%	(8)%
International Data and Analytics	235	221	6%	6%	690	666	4%	5%
Total Data and Analytics	552	568	(3)%	(3)%	1,627	1,697	(4)%	(3)%

Marketing Applications	—	38	(100)%	100%	69	114	(39)%	(38)%

Total revenue	552	606	(9)%	9%	1,696	1,811	(6)%	5%

Segment gross margin

Americas Data and Analytics	185	196			532	579
% of Revenue	58.4%	56.5%			56.8%	56.2%

International Data and Analytics	113	104			326	315
% of Revenue	48.1%	47.1%			47.2%	47.3%

Total Data and Analytics gross margin	298	300			858	894
% of Revenue	54.0%	52.8%			52.7%	52.7%

Marketing Applications	—	16			33	47
% of Revenue	N/A	42.1%			47.8%	41.2%

Total segment gross margin	298	316			891	941
% of Revenue	54.0%	52.1%			52.5%	52.0%

Reconciling items(1)	(4)	(9)			(18)	(30)

Total gross margin	$294	$307			$873	$911
% of Revenue	53.3%	50.7%			51.5%	50.3%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.